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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 January 2, 2008
               (Date of Report (Date of Earliest Event Reported))


                              UNITED BANCORP, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


            MICHIGAN                      0-16640                 38-2606280
            --------                      -------                 ----------
  (State or other jurisdiction          Commission             (I.R.S. Employer
of incorporation or organization)       File Number          Identification No.)



                  205 E. CHICAGO BOULEVARD, TECUMSEH, MI 49286
                  --------------------------------------------
                    (Address of principal executive offices)

                                 (517) 423-8373
                                 --------------
               (Registrant's telephone number including area code)

                                       N/A
                                       ---
   (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01     OTHER EVENTS.

In December of 2007, United Bancorp, Inc. (the "Company") identified adverse developments with respect to certain loans in the loan portfolios of its subsidiary banks, United Bank & Trust and United Bank & Trust -- Washtenaw (the "Banks"). In response to this determination, the Company increased its provision for loan losses by $5.1 million in December 2007, to address the risks within its loan portfolio.

The additional provision will reduce the Company's fourth quarter and 2007 full year earnings by $3.4 million on an after tax basis, or $0.67 per share. After the impairment charge, the Banks and the Company expect to continue to be "well-capitalized" under regulatory capital requirements.

The action taken follows a thorough evaluation of the Company's entire commercial loan portfolio, and reflects the negative impact of the continued deterioration in the Southeast Michigan real estate markets and the economy in general. The review specifically included several of our residential real estate development and construction borrowers. In addition, certain other commercial borrowers not directly related to real estate development were identified as negatively impacted by the weakness in the housing sector.

Management's analysis of impaired loans and their underlying collateral values revealed the continued deterioration in the level of property values as well as reduced borrower ability to make regularly scheduled payments. Loans in the Banks' residential land development and construction portfolios are secured by unimproved and improved land, residential lots, and single-family homes and condominium units. Generally, current lot sales by the developers/ borrowers are taking place at a greatly reduced pace and at reduced prices. As home sales volumes have declined, income of residential developers, contractors and other real estate-dependent borrowers have also been reduced. This difficult operating environment, along with the additional loan carrying time has caused some borrowers to exhaust payment sources. Within the last few months, several of the Banks' clients have reached the point where payment sources have been exhausted.

Within the Banks' loan portfolios, $25 million has been identified as impaired loans. The remaining loans are paying as agreed, and we believe have sufficient collateral values relative to loan balances, as borrowers display the ability to service the debt for the foreseeable future. The ultimate amount of the impairment and the potential losses to the Company may be higher or lower than estimated, depending on the realizable value of the collateral. The level of the provision made in connection with the loans reflects the amount necessary to maintain the allowance for loan losses at an adequate level, based upon the Banks' current analysis of losses inherent in their loan portfolios. Management will continue to monitor the performance of the loan portfolios and will react to conditions as they develop.

The Company's out-of-pocket expenditures in connection with the resolution of the loans could vary, depending on the length of time, and number of hours of professional assistance required to resolve the loans, the nature of the proceedings in which the loans are resolved, and other factors not precisely determinable, and they could be higher or lower. The impairment charge was calculated to include an estimate of these out-of-pocket expenditures.

Safe Harbor Statement

This filing may contain certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which

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are intended to be safe harbors created thereby. Those statements are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Company itself. Words such as "anticipate," "believe," "determine," "estimate," "expect," "forecast," "intend," "is likely," "plan," "project," "opinion," variations of such terms, and similar expressions are intended to identify such forward-looking statements. The presentations and discussions of the provision and allowance for loan losses presented in this report are inherently forward-looking statements in that they involve judgments and statements of belief as to the outcome of future events.

These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Internal and external factors that may cause such a difference include changes in economic conditions in the market area the Company conducts business which could materially impact credit quality trends, interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; and the vicissitudes of the national economy. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          United Bancorp, Inc.
                                          (Registrant)
                                          By:



Date: January 2, 2008                     /s/ Randal J. Rabe
                                          --------------------------------------
                                          Randal J. Rabe, Executive Vice
                                          President and Chief Financial Officer

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